EXHIBIT 99

CONTACT:      BOB READY OR
RON STOWELL
(513) 793-3200

FOR IMMEDIATE RELEASE
DATE: AUGUST 11, 2005

LSI INDUSTRIES INC. INCREASES PER SHARE AND NET SALES
GUIDANCE FOR FISCAL 2005

Cincinnati, August 11, 2005 – LSI Industries Inc. (Nasdaq:LYTS) today increased its previous guidance for the fiscal year ended June 30, 2005 from a range of $0.68 to $0.70 per diluted share to a new range of $0.73 to $0.74 per diluted share based on preliminary results. This new guidance is subject to any adjustments that may result from the Company’s normal and customary financial closing. The new diluted earnings per share estimates assume approximately 20.1 million weighted average shares outstanding for fiscal year 2005. Net sales for fiscal 2005 are expected to be approximately $282 million. Final results for fiscal 2005 will be reported on August 25, 2005.

Commenting on fiscal 2005, Bob Ready, Chief Executive Officer and President said “Sales and earnings increased significantly over the prior fiscal year as we strengthened the “LSI” brand through our LSI Lighting Solutions Plus and LSI Graphics Solutions Plus groups, allowing us to capitalize on our core strategy of “Lighting + Graphics + Technology = Complete Image Solutions.” This highly integrated approach allows LSI to serve its markets with broad “one-stop” capabilities which is important to customers. Both the lighting and graphics parts of our business performed well during fiscal 2005. The business environment is solid and we see opportunity with a number of potentially large projects as we enter fiscal 2006. In addition, substantial progress has been made at turning around the Lightron facility and we are cautiously optimistic that the long-awaited reimaging in the petroleum / convenience store market will gain momentum during fiscal 2006.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “should” and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. Risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, and the ability to retain key employees of acquired businesses. The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc.
August
11, 2005

About the Company

LSI Industries is an Image Solutions company, combining integrated design, manufacturing, and technology to supply its own high quality lighting fixtures and graphics elements for applications in the retail, specialty niche, and commercial markets. The Company’s Lighting Segment produces high performance products dedicated to the outdoor, architectural outdoor, indoor, architectural indoor and accent/downlight markets. The Graphics Segment provides a vast array of graphic products (including illuminated and non-illuminated menu board systems), design support, engineering and project management for custom programs for today’s retail environment. LSI’s major markets are the petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts) and the commercial / industrial lighting markets. LSI employs approximately 1,600 people in fourteen facilities located in Ohio, California, New York, North Carolina, Kansas, Kentucky, Oregon, Rhode Island, Tennessee, Texas and Washington. The Company’s common shares are traded on The Nasdaq Stock Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note: Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.